Exhibit 23.1

Consent of Richey, May and Co., LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 25, 2020, with respect to the consolidated financial statements of United Shore Financial Services, LLC included in the Registration Statement (Form S-1) and related Prospectus of UWM Holdings Corporation for the registration of shares of its common stock.

/s/ Richey, May and Co., LLP

Englewood, Colorado

January 25, 2021